NSAR ITEM 77O
VK Trust for Investment Grade Municipal
10f-3 Transactions



Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1         Kentucky Turnpike  PaineWebber  1,000,000    0.556     11/17/00
                 Authority

    2         MA Federal Hwy     Lehman Brothers  1,500,000   0.260  11/17/00

    3         Houston, TX Public  Bear Stearns    1,500,000   0.739  11/30/00
                Improvement

    4           Oklahoma City  Bank of Oklahoma   1,575,000   2.573  12/15/00
                  Airport AMT

    5          New York City  Goldman Sachs       1,000,000   0.29   3/22/01

    6         MA ST HLTH & ED -   Bear Stearns    1,000,000   0.59   4/09/01
              Partners Health
              Care Systems




Underwriters for #1
PaineWebber Incorporated
Salomon Smith Barney
Merrill Lynch & Co.
Morgan Stanley Dean Witter
J.J.B. Hillard, W.L. Lyons, Inc.
Morgan Keegan & Company, Inc.
NatCity Investments, Inc.
Ross, Sinclaire & Associates, Inc.
Banc One Capital Markets, Inc.
First Kentucky Securities Corp.
A.G. Edwards & Sons, Inc.
Edward D. Jones & Co., L.P.





Underwriters for #2
Lehman Brothers
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
PaineWebber Incorporated
Salomon Smith Barney
Fleet Securities
State Street Capital markets, LLC
Advest, Inc.
A.G. Edwards & Sons, Inc.
CIBC World Markets Corp.
Corby World Markets Corp.
Corby North  Bridge Securities
Dain Rauscher Inc.
Fahnestock & Co. Inc.
First Albany Corporation
First Union National Bank
H.C. Wainwright & Co. Inc.
Janney Montgomery Scott LLC
Mellon Financial Markets LLC
Merrill Lynch & Co.
Morgan Stanley Dean Witter
Prudential Securities
Ramirez & Co., Inc.
Raymond James & Associates, Inc.
Tucker Anthony Incorporated





Underwriters for #3
Bear, Stearns & Co., Inc.
J.P. Morgan Securities Inc.
Salomon Smith Barney
Siebert Brandford Shank & Co.
A.G. Edwards & Sons, Inc.
Banc One Capital Markets, Inc.
Morgan Stanley Dean Witter
Southwest Securities
The Chapman Company



Underwriters for #4
Bank of Oklahoma
Morgan Stanley Dean Witter
Salomon Smith Barney
Morgan Keegan & Company Inc.


Underwriters for #5
Goldman, Sachs & Co.
J.P. Morgan Securities, Inc.
Salomon Smith Barney
Bear, Stearns & Co., Inc.
Dain Rauscher Inc.
First Albany Corporation
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley Dean Witter
UBS PaineWebber Inc.
Ramirez & Co., Inc.
Roosevelt & Cross Inc.
Advest, Inc.
Apex Pryor Securities
M.R. Beal & Company
CIBC World Markets Corp.
Lebenthal & Co., Inc.
Quick & Reilly, Inc.
Siebert Brandford Shank



Underwriters for #6
Bear, Stearns & Co., Inc
J.P. Morgan Securities Inc.
Merrill Lynch & Co.
Morgan Stanley Dean Witter
Quick & Reilly, Inc.
State Street Capital Markets, LLC